EXHIBIT 99.1

j2 Global Reports Fiscal 2002 Earnings per Share of $1.20
Announces 23rdConsecutive Quarter of Revenue Growth

Company provides financial guidance for 2003

HOLLYWOOD, Calif., February 5, 2003 — j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today reported financial results for the fourth quarter and full-year period ended December 31, 2002. With these results, j2 Global set new annual and quarterly records for revenue, net income, and earnings per share.

Annual Results

For the full year 2002, revenue increased 45% to $48.2 million compared to $33.3 million in fiscal 2001.

GAAP net earnings for 2002 increased to $14.3 million compared with ($7.8) million for fiscal 2001. GAAP net earnings per share on a fully diluted basis for fiscal 2002 increased to $1.20 per share compared with ($0.69) per share in 2001. Included in 2002 earnings are the one-time recovery during Q4 2002 of a marketing payment of $694,000, and a cumulative change in accounting principle of $225,000 during Q1 2002.

Assuming the adoption of Financial Accounting Standard No. 142 (“Goodwill and Other Intangible Assets”) had occurred at the beginning of 2001, j2 Global would have reported a net earnings for fiscal 2001 of ($2.3) million or ($0.20) per diluted share.

Key financial results for fiscal year 2002 versus fiscal year 2001 are as follows:

	Fiscal	Fiscal
	Year	Year
	2002	2001

Revenue	$48.2 million	$33.3 million

GAAP Net Earnings (Loss)	$14.3 million	($7.8 million)

GAAP Net Earnings (Loss) per Share	$1.20	($0.69)

Free Cash Flow (1)	$13.5 million	$170,000

            (1) Net cash provided by operating activities, less capital expenditures

“Our 2002 performance demonstrated the inherent leverage of j2 Global’s business model. Much of our revenue growth went to the bottom line as we enhanced the quality and breadth of our services,” said Scott Jarus, president of j2 Global. “In 2003, we are focused on expanding our services into international markets, rapidly growing our corporate sales and augmenting our product features and capabilities while, at the same time, increasing profitability.”

Quarterly Results

Revenue for the quarter increased 46% to $14.0 million compared with revenue of $9.6 million for Q4 2001. Revenue in Q4 2002 grew 12% versus Q3 2002 revenue of $12.5 million.

GAAP net earnings for the quarter increased to $5.3 million, or $0.43 per fully diluted share, compared with GAAP net earnings of ($1.6) million, or ($0.15) per fully diluted share, for Q4 2001. GAAP net earnings for Q4 2002 grew 37% versus Q3 2002 GAAP net earnings of $3.9 million.

Included in Q4 2002 GAAP net earnings is the one-time recovery of a marketing payment of $694,000. Excluding this one-time benefit would have resulted in modified net earnings and modified net earnings per share of $4.7 million and $0.38, respectively.

Assuming the adoption of Financial Accounting Standard No. 142 (“Goodwill and Other Intangible Assets”) had occurred at the beginning of 2001, j2 Global would have reported GAAP net earnings for Q4 2001 of ($237,000), or ($0.02) per diluted share.

Key financial results for the quarter and comparisons versus the year-ago quarter are as follows:

	Quarter	Quarter
	ended	ended
	Q4 2002	Q4 2001

Revenue	$14.0 million	$9.6 million

GAAP Net Earnings (Loss)	$5.3	($1.6)

Modified Net Earnings (Loss) (1)	$4.7	($1.6)

GAAP Net Earnings (Loss) per Share	$0.43	($0.15)

Modified Net Earnings (Loss) per Share(1)	$0.38	($0.15)

Free Cash Flow(2)	$5.3 million	$1.4 million

             (1)  Net earnings exclusive of a one-time recovery of a marketing payment of $694,000
             (2)  Net cash provided by operating activities, less capital expenditures

2003 Business Outlook

For fiscal 2003, j2 Global anticipates revenue to be in the range of $66.0 million to $69.0 million. The Company expects Earnings Before Taxes (“EBT”) per fully diluted share to range from $1.75 to $1.95, and GAAP net earnings per fully diluted share to range from $1.65 to $1.85.

	Fiscal	%
	Year	Change
	2003	vs. 2002

Revenue	$66.0 — $69.0 million	37% — 43%

EBT per fully diluted share (1)	$1.75 — $1.95	43% — 60%

GAAP Net Earnings per fully diluted share(1)	$1.65 — $1.85	37% — 54%

(1)	Per Share guidance is based upon fully diluted shares of 12,356,278; the number outstanding as of January 31, 2003.

The Company expects Q1 2003 revenue to be in the range of $14.7 million to $15.1 million. It also expects EBT per fully diluted share to range from $0.39 to $0.42, and GAAP net earnings per fully diluted share to range from $0.38 to $0.40.

Quarter
ended
Q1 2003

Revenue	$14.7 — $15.1 million

EBT per fully diluted share (1)	$0.39 — $0.42

GAAP Net Earnings per fully diluted share(1)	$0.38 — $0.40

(1)	Per Share guidance is based upon fully diluted shares of 12,356,278; the number outstanding as of January 31, 2003.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to more than four million customers around the world. j2 Global’s network spans over 975 cities in 18 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the eFax®, jConnect®, Hotsend®, Papermaster®, Protofax® and Documagix® brands. j2 Global’s industry accolades include the Deloitte & Touche Fast 50 and Fast 500 Awards for 2001 and 2002, Forbes Best of the Web Award, PC Magazine’s Top 100 Websites Award, British Telecom’s Tech Award and many others. For more information about j2 Global, please visit www.j2global.com.

Contacts:

Christine Brodeur or Robert Karpman Jeff Adelman	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0586	323-372-3617
c.brodeur or r.karpman@socketmedia.com	press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “2003 Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: subscriber growth and retention; ability to obtain telephone numbers in sufficient quantities on acceptable terms; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K/A filed by j2 Global on April 30, 2002, the Form 10-K to be filed by the Company for fiscal 2002, and the other reports j2 Global files from time-to-time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “2003 Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after February 5, 2003, the Company undertakes no obligation to revise or update this guidance.

j2 Global Communications, Inc.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,

	2002	2001	2002	2001

Revenues
Subscriber	$12,956	$8,356	$44,305	$29,150
Advertising	715	896	3,030	2,137
Licensed services and other	354	328	879	1,966

Total revenue	14,025	9,580	48,214	33,253
Cost of revenue	2,510	3,457	11,203	13,412
Gross profit	11,515	6,123	37,011	19,841
Operating expenses:
Sales and marketing	1,702	1,272	6,415	4,585
Research and development	908	645	3,187	2,535
General and administrative	3,460	3,636	13,492	13,922
Amortization of goodwill and other intangibles	--	1,727	112	6,924
Impairment of acquisition related intangibles,
net of other one time items	--	597	--	597

Total operating expenses	6,070	7,877	23,206	28,563
Operating earnings (loss)	5,445	(1,754)	13,805	(8,722)
Other income, net	51	129	438	891

Earnings (loss) before income taxes and cumulative effect
of change in accounting principle	5,496	(1,624)	14,243	(7,831)
Income tax expense	151	4	151	4

Earnings (loss) before cumulative effect of change in accounting
principle	5,345	(1,628)	14,092	(7,835)
Cumulative effect of change in accounting principle	--	--	225	--

Net earnings (loss)	$5,345	$(1,628)	$14,317	$(7,835)

Basic net earnings (loss) per share	$0.49	$(0.15)	$1.32	$(0.69)

Diluted net earnings (loss) per share	$0.43	$(0.15)	$1.20	$(0.69)

Basic weighted average shares
outstanding	10,970,451	10,872,421	10,824,130	11,279,647

Diluted weighted average shares
outstanding	12,331,009	10,872,421	11,896,770	11,279,647

j2 Global Communications, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2002	December 31, 2001

ASSETS
Cash and cash equivalents	$32,777	$19,087
Accounts receivable, net	5,082	3,615
Prepaid expenses and other	1,408	1,298

Total current assets	39,267	24,000
Furniture, fixtures and equipment, net	6,500	6,066
Goodwill and other purchased intangibles, net	17,324	17,746
Other assets	1,002	1,244

Total assets	$64,093	$49,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,948	$4,929
Accrued exit costs	--	898
Deferred revenue	2,615	1,406
Current portion of long-term debt	736	655

Total current liabilities	7,299	7,888
Long-term debt	111	28

Total liabilities	7,410	7,916
Total stockholders’ equity	56,683	41,140

Total liabilities and stockholders’ equity	$64,093	$49,056

j2 Global Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	December 31,

	2002	2001

Cash flows from operating activities:
Net income (loss)	$14,317	$(7,835)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	3,488	9,458
Loss on repurchase of treasury stock	17	--
Gain on sale of investment	(162)	--
Stock based compensation	93	236
Compensation in exchange for note reduction	195	381
Impairment of intangible assets	--	752
Recovery of marketing payment	(694)	--
Non-cash income tax expense	151	--
Cumulative change in accounting principle	(225)	--
Decrease (increase) in:
Accounts receivable	(1,487)	(1,229)
Interest receivable	74	126
Prepaid expenses	603	1,112
Other assets	(242)	467
(Decrease) increase in:
Accounts payable	(981)	(420)
Deferred revenue	1,209	(79)
Other current liabilities	--	(82)

Net cash provided by operating activities	16,356	2,887

Cash flows from investing activities:
Repayments of note receivable	204	--
Redemption of investments, net	--	4,283
Advances under note receivable	--	(501)
Payments of accrued exit costs	(232)	(1,207)
Proceeds from sale of an investment	169	--
Purchase of intangible asset	(200)	(600)
Purchases of furniture, fixtures and equipment	(2,829)	(2,717)
Other	--	180

Net cash used in investing activities	(2,888)	(562)

Cash flows from financing activities:
Exercise of stock options	1,519	6
Proceeds from common shares issued under ESPP	204	--
Repurchase of common stock	--	(5,586)
Repurchase of outstanding warrants	(98)	--
Repayments of long-term debt, net	(1,403)	(1,482)

Net cash provided by (used in) financing activities	222	(7,062)

Net increase (decrease) in cash	13,690	(4,737)
Cash and cash equivalents, beginning of year	19,087	23,824

Cash and cash equivalents, end of period	$32,777	$19,087

j2 Global Communications, Inc.
Adjustments from GAAP Net Earnings (Loss) to Modified Amounts
(Unaudited)
(in thousands, except share and per share amounts)

Modified net earnings amounts are not meant as a substitute for GAAP, but are solely for informational purposes. The following table illustrates the adjustments and reconciles modified net earnings data to that reported in the financial statements.

	Three months ended		Twelve months ended
	December 31,		December 31,

	2002	2001	2002	2001

Net earnings (loss) under GAAP	$5,345	$(1,628)	$14,317	$(7,835)
Add (deduct):
Cumulative effect of change in accounting principle (1)	--	--	(225)	--
Recovery of marketing payment (2)	(694)	--	(694)	--

Modified net earnings (loss)	$4,651	$(1,628)	$13,398	$(7,835)

Diluted weighted average shares
outstanding	12,331,009	10,872,421	11,896,770	11,279,647

Diluted modified net earnings (loss) per share	0.38	(0.15)	1.13	(0.69)

(1)

In accordance with Financial Accounting Standards Board Statement No. 141 "Business Combinations", the Company recognized the remaining balance of negative goodwill upon implementation on January 1, 2002.

(2)	Amount represents consideration received for a one-time recovery of certain marketing services.

j2 Global Communications, Inc.
Reconciliation of Free Cash Flow
(Unaudited)
(in thousands)

Free Cash Flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes. The following table illustrates the adjustments and reconciles Free Cash Flow data to that reported in the financial statements.

	Three months ended		Twelve months ended
	December 31,		December 31,

	2002	2001	2002	2001

Net cash provided by operating activities	$6,327	$2,908	$16,356	$2,887
Deduct:
Purchases of furniture, fixtures and equipment	(1,049)	(1,538)	(2,829)	(2,717)

Free Cash Flow	$5,278	$1,370	$13,527	$170